United States Department of the Interior
                            BUREAU OF LAND MANAGEMENT
                             Cedar City Field Office
                            176 East DL Sargent Drive
                             Cedar City, Utah 84720


In Reply Refer To:
UT-040
3809: UTU-68596
                                                      May 16, 2000

Mr. Dennis S. Engh, President
Utah Clay Technologies
3985 S 2000 E
Salt Lake City, Utah 84124

Dear Mr. Engh:

This letter acknowledges receipt of your notice of intent, received in this office on May 8, 2000, to amend existing notice UTU-68596, the White Mountain Kaolin Prospect, located 2 miles west of White Mountain. The area to be disturbed is located within portions of the SW1/4NE1/4SE1/4 of section 8, T. 29 S., R. 13 W., Beaver County, Utah. The notice proposes changing the site status from mineral exploration to small mine operations and expanding site disturbance up to the 5-acre limit. Mining will be performed by bulldozer ripping of naturally occurring outcrops of kaolinite, loading of broken kaolinite into haul trucks, and trucking via existing access roads for off-site processing. The pre-existing access road, which is about two miles in length and connects the site with County-maintained roads, will be graded and repaired periodically but not substantially improved or widened.

The notice has been reviewed for compliance with regulations found at 43 CFR 3809 and possible conflicts with cultural resources, threatened or endangered (T & E) plants and animals, and land status. No conflicts were identified and the notice is in compliance with federal regulations. The notice has been accepted under file number UTU-68596. Please use this number in all future correspondence with this office.

A copy of the information provided in your notice has been forwarded to the Utah Division of Oil, Gas, and Mining (DOGM). DOGM has requested that we remind all operators that until the necessary permit fees have been received by their agency, they do not consider the work approved for start-up.

Surface management regulations (43 CFR 3809) require reclamation of all disturbed public land and that reasonable measures be taken to prevent unnecessary or undue degradation of the land. The operating practices and reclamation standards that are attached apply to the disturbances to be made under this notice. If your operations extend for more than a year, please advise us of the status of your mining or exploration activities on the anniversary of your notice.


Visit our webslte at http://www.blm.gov/utah for Information about Current Utah BLM environmental document

                                                                    Exhibit 10.7
                                                               Page 1 of 4 Pages

As a reminder, your Blawn Wash kaolin prospect (BLM case file UTU-76365 and DOGM file # E/001/035), has remained disturbed and inactive in excess of the period allowed by BLM regulations and DOGM regulations for exploration activity. It will be necessary to either amend the notice to convert the site status to a small mining operation, or to initiate site reclamation.

If you have any questions, feel free to call me at (435) 865-3040.

Sincerely,

/s/ Ed Ginouves

Ed Ginouves
Mining Engineer












xc: Tom Munson, DOGM - with copy of notice UTU-68596, CCFO SOP's & RS







Visit our webslte at http://lwww.blm.gov/utah for Information about current Utah BLM environmental documents

                                                                    Exhibit 10.7
                                                               Page 2 of 4 Pages

State of Utah
DEPARTMENT OF NATURAL RESOURCES
DIVISION OF OIL, GAS AND MINING

1594 West North Temple, Suite 1210
PO Box 145801
Salt Lake City, Utah 84114-5801
801-538-5340
801-359-3940 (Fax)
801-538-7233 (TDD)

Michael O. Leavitt, Governor
Kathleen Clarke, Executive Director
Lowell P. Braxton, Division Director

                                  May 12, 2000



Dennis Engh
Utah Clay Technology
3985 South 2000 East
Salt Lake City, Utah 84124

Re: Acceptance of Notice of Intention to Commence Small Mining Operations, Utah Clay Technology, White Mountain Project, S/001/052/Beaver County, Utah

Dear Mr. Engh:

     Thank you for your Notice of Intention to Commence Small Mining Operations and initial permit application fee received by the Division on May 3, 2000. The application for the proposed White Mountain Project, located in the N1/2 of the NW1/4 of Section 8, T29S, R13W, SLBM, Beaver County, Utah, is complete and no additional information is required at this time. This small mining project is in the same vicinity as Utah Clay Technology's Blue and Julie White exploration project, file E/001/054. Your notice stated that previously mined areas will be included in this notice. Therefore, this notice will supercede the exploration notice and that file (E/001/054) will be closed and retired.

     The Utah Mined Land Reclamation Act of 1975 [40-8-7(1)] provides the authority for fee implementation which was approved by the Utah Legislature at its 1998 session. Commencing July 1, 1998, the fees are assessed to new and existing notices of intention, and annually thereafter. Small Mining Notices require a $100.00 annual fee. The permit fee was paid for the 1999 fiscal year for the Blue and Julie White exploration project; therefore, that fee payment will be transferred to this small mining record. It is policy that any payment received within 45 days of our next fiscal year will be credited toward that year. Because we are now within that 45 day period, your check submitted with this notice will be credited towards your 2000 fiscal year payment. If, in error, you receive another billing statement in July for this project, please contact Joelle Burns at (801) 538-5291 so she can make the correction.

     For your reference, I have enclosed copies of our summarized rules regarding "Operation and Reclamation Practices," and the statutory penalty for failure to reclaim a minesite (SMO-1). Please give special consideration to item #10 of the "Operation and Reclamation Practices. Stockpiling topsoil material prior to beginning your mining operation will help ensure successful revegetation efforts upon final reclamation of the minesite. If the area being mined is a solid rock outcrop, or if the land surface is very rocky, then soil stockpiling is probably not possible. However, even the first few inches of undeveloped material is worth saving to aid in later revegetation efforts, and future regulatory release from reclamation requirements.

                                                                    Exhibit 10.7
                                                               Page 3 of 4 Pages

Page 2
Dennis Eng
S/001/052
May 23, 2000


     Should you wish to expand your operation beyond the five (5) acre limitation, please notify this office as soon as possible to discuss the necessary permitting requirements. Approval of a large mining notice could take from six to twelve months or longer.

     Approval of mineral exploration or mining operations by the Division of Oil, Gas and Mining does not constitute approval to commence operations upon federal lands managed by the Bureau of Land Management (BLM). Before conducting mining operations on these lands, the operator must provide written notification, meet bonding requirements, and obtain written approval from the BLM. Please contact Ed Ginouves of the Cedar City Field Office regarding the BLM's requirements.

     Thank you for your cooperation. When in the area, a member of the Division staff will examine the site. Best wishes with your mining operation.

                                   Sincerely,


                                 /s/ Tom Munson

                                 Tom Munson
                                 Senior Reclamation Specialist

jb
Enclosure
cc:      Ed Ginouves, BLM, Cedar City FO
         File E/001/054
         Tracking File
S01-52-noi

                                                                    Exhibit 10.7
                                                               Page 4 of 4 Pages